Exhibit 10.23

SHARE SALE AGREEMENT

Dated 25 June 2023

Lo Yuk Ming Dennis

Chan Kwan Chee

(collectively the “Vendors”)

and

Prenetics Global Limited

(the “Purchaser”)

CONTENTS

1	INTERPRETATION		6
	1.1	Definitions	6
	1.2	Recitals, schedules, etc.	9
	1.3	Statutory provisions	9
	1.4	References to certain general terms	10

2	SALE OF SHARES		11
	2.1	Sale and Purchase of Sale Shares	11
	2.2	Conditions to Completion	11
	2.3	Reasonable best endeavours obligation	12
	2.4	Waiver	13

3	CONSIDERATION		13
	3.1	Amount	13
	3.2	Consideration Shares	13
	3.3	Ranking of Consideration Shares	13
	3.4	Nomination Right	13

4	COMPLETION		13
	4.1	Time and place of Completion	13
	4.2	Vendors’ obligations	14
	4.3	Purchaser’s obligations	14
	4.4	Further obligations of the Vendors	15
	4.5	Further obligations of the Purchaser	15

5	POST-COMPLETION		15
	5.1	Registration Statement	15
	5.2	US Securities Confirmations	16
	5.3	Lock-up	16

6	REPRESENTATIONS AND WARRANTIES GIVEN BY THE PURCHASER		17
	6.1	Representations and warranties as to title	17
	6.2	Representations and warranties as to power and capacity	17

7	CONFIDENTIALITY		18
	7.1	Confidential Information	18

	7.2	Announcements or releases	18

8	DEFAULT AND TERMINATION		18
	8.1	Termination of agreement for non-satisfaction of Conditions	18
	8.2	Effect of termination	18

9	COSTS AND STAMP DUTY		19
	9.1	Legal costs	19
	9.2	Stamp duty and taxes	19
	9.3	Registration of Consideration Shares	19
	9.4	Electronic transfer	19

10	NOTICES		19
	10.1	Address for delivery of notices	19
	10.2	Delivery of Notices	20
	10.3	Changes to addresses	20

11	ASSIGNMENT		20
	No assignment		20

12	MISCELLANEOUS		20
	12.1	Discretion in exercising rights	20
	12.2	Failure to exercise rights	20
	12.3	No liability for loss	21
	12.4	Approvals and consents	21
	12.5	Remedies cumulative	21
	12.6	Rights and obligations are unaffected	21
	12.7	Variation and waiver	21
	12.8	Further steps	21
	12.9	Time of the essence	21
	12.10	Entire agreement	22
	12.11	Construction	22
	12.12	Severability	22
	12.13	Knowledge and belief	22
	12.14	Third Parties	22

13	GOVERNING LAW AND DISPUTE RESOLUTIONS		22

14	COUNTERPARTS	23
	SCHEDULE 1	24
	SCHEDULE 2	25
	SCHEDULE 3	41

DETAILS

Interpretation – Definitions are at the end of the General Terms

Parties	Vendors and Purchaser

Vendors	Name	Lo Yuk Ming Dennis

	Address	Flat 8B, Highview, 1A Cox’s Road, Kowloon, Hong Kong

	Email	dennis.lo@me.com

	Name	Chan Kwan Chee

	Address	21C, Emperor Height, 5 Cox’s Road, Jordan, Kowloon, Hong Kong

	Email	allenkc.cuhk@gmail.com

Purchaser	Name	Prenetics Global Limited

	Incorporated in	Cayman Islands

	Address	Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong

	Email	danny@prenetics.com

	Attention	The Board of Directors

Recitals	A	Insighta Holdings Limited (the “Company”) is a company limited by shares and incorporated in the Cayman Islands, further details of which are set out in Schedule 1.

	B	As of the date of this agreement, the Vendors are the sole owners of the shares of the Company, further details of which are set out in Schedule 1.

	C	Each of the Vendors has agreed to sell and the Purchaser has agreed to purchase from each of the Vendors the Sales Shares (as defined below) upon the terms set out in this agreement.

Governing law		Hong Kong

Date of agreement		See Signing Page

GENERAL TERMS

1	INTERPRETATION

1.1	Definitions

These meanings apply unless the contrary intention appears.

Affiliate of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Allen Chan means Chan Kwan Chee.

Amended Articles has the meaning given to it under the Insighta Subscription Agreement.

Articles means (a) with respect to the Company, the memorandum and articles of association adopted by the Company and in effect from time to time, and (b) with respect to Purchaser, the memorandum and articles of association adopted by the Purchaser in effect from time to time.

Board means the board of directors of a company.

Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong, the State of New York, the USA or the Cayman Islands are required or authorized by law to be closed, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

Class A Shares means Class A ordinary shares with par value of US$0.0001 each in the share capital of the Company, each having the rights, benefits and privileges of a “Class A ordinary share” as set out in the Articles of the Company, each a “Class A Share”.

Class B Shares means Class B ordinary shares with par value of US$0.0001 each in the share capital of the Company, each having the rights, benefits and privileges of a “Class B ordinary share” as set out in the Articles of the Company, each a “Class B Share”.

Completion means completion of the sale and purchase of the Sale Shares in accordance with Clause 4 and “Complete” has a corresponding meaning.

Completion Date means the Business Day three (3) Business Days after the satisfaction or waiver of the Conditions, in accordance with the terms of this agreement, or any other date agreed in writing by the Vendors and the Purchaser.

Conditions means the conditions precedents set out in Clause 2.2 and any one of them, a “Condition”.

Confidential Information means all information (regardless of its form) disclosed to a Party (or to its Affiliates or Representative) under or in connection with this agreement as well as the terms of this agreement or the other Transaction Documents. The term does not include information which:

(a)	is in the public domain other than through breach of this agreement or an obligation of confidence owed to the discloser or any Affiliate of the discloser;

(b)	was already known to the receiver at the time of that disclosure (unless that knowledge arose from a breach of an obligation of confidentiality); or

(c)	the receiver acquires from a source other than the discloser (or any Affiliate or Representative of the discloser), where that source is entitled to disclose it.

Consideration Shares means such number of class A ordinary shares of the Purchaser set out in Clause 3.2, each with par value of US$0.0001, which are fully paid up or credited as fully paid up, and are registered or registrable securities of the Purchaser which shall rank in all respects pari passu with the existing issued and fully paid class A ordinary shares in the share capital of the Purchaser as provided under the then Articles of the Purchaser at the time of Completion, and as of Completion the Purchaser has not exercised or purported to exercise or claimed any lien over it.

Deeds has the meaning given to it under the Insighta Subscription Agreement.

Dennis Lo means Lo Yuk Ming Dennis.

Details means the section of this agreement headed “Details”.

Director Service Agreement has the meaning given to it in Clause 2.2A(d).

Encumbrance means any mortgage, lien, charge, pledge, restriction, assignment, hypothecation, security interest, title retention or any other arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any arrangement to create any of the same.

End Date means 15 August 2023 or such other date as may be agreed by the Parties.

Fifth Lock-up Period has the meaning given to it in Clause 5.3.

First Lock-up Period has the meaning given to it in Clause 5.3.

Fourth Lock-up Period has the meaning given to it in Clause 5.3.

Government Agency means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

Group means the Company and the Subsidiaries, and any one of them, the “Group Member” and “Group Members” shall be construed accordingly.

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China.

Insighta Subscription Agreement means the share subscription agreement with respect to the Purchaser’s subscription for 800,000 Class A Shares by and between Purchaser and the Company which is made and entered into about the same time as this agreement.

Issue Price means US$0.90, which shall be the average of the daily volume weighted average price of the shares of the Purchaser on Nasdaq in the 30 preceding trading days immediately prior to the date of this agreement.

Locked-up Shares means with respect to each Vendor, any and all Consideration Shares he receives at Completion and any other equity securities issued by Purchaser in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation.

Nasdaq means the Nasdaq Stock Market.

Nomination Right has the meaning given to it in Clause 3.4.

Nomination Right Letter means the letter signed by the Board of the Purchaser and Danny Sheng Wu Yeung, being the majority shareholder of the Purchaser, which grants Dennis Lo the Nomination Right and is substantially in the form of Schedule 3.

Person means any individual, firm, company, unincorporated association, trust, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality.

Prospectus means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any prospectus supplement, including the documents incorporated by reference therein.

Registration Rights Agreement means the Registration Rights Agreement substantially in the form of Schedule 2.

Registration Statement means a registration statement on Form F-1 under the Securities Act, or other relevant registration statement, to be filed by the Purchaser with the United States Securities and Exchange Commission following Completion, with respect to the registration of the Consideration Shares pursuant to the Registration Rights Agreement.

Representative means an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of a Party or of an Affiliate of that Party.

Sale Shares means the 200,000 Class A Shares representing approximately 16.67% of the total issued shares of the Company as of immediately before Completion, which are legally and beneficially owned by the Vendors collectively as specified under Clause 2.1.

SEC means the United States Securities and Exchange Commission

Second Lock-up Period has the meaning given to it in Clause 5.3.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Share Subscriptions means (i) the Purchaser’s subscription for 800,000 Class A Shares as contemplated under the Insighta Subscription Agreement; and (ii) the Purchaser’s subscription for 1,024 ordinary shares in Take2 as contemplated under the Take2 Subscription Agreement.

Shareholders’ Agreement has the meaning given to it under the Insighta Subscription Agreement.

Shares means Class A Shares and Class B Shares.

Sixth Lock-up Period has the meaning given to it in Clause 5.3.

Subsidiary means as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with any accounting standard, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Members.

Take2 means Take2 Holdings Limited, a company incorporated under the laws of the Cayman Islands with registered number 354966 and having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Take2 Subscription Agreement means the share subscription agreement with respect to Purchaser’s subscription for 1,024 ordinary shares in Take2, by and between Purchaser and Take2 which is made and entered into about the same time as this agreement.

Third Lock-up Period has the meaning given to it in Clause 5.3.

Transaction means the sale and purchase of the Sale Shares in accordance with the terms of this agreement.

Transaction Documents means this agreement, Nomination Right Letter, Registration Rights Agreements, the Insighta Subscription Agreement, the Amended Articles and the Shareholders’ Agreement, the Deeds and each of the documents, instruments, certificates and other ancillary documents required to be entered into or delivered by the Parties or their respective Affiliates in accordance with the terms of this agreement.

Transfer means to directly or indirectly, sell, give, assign, transfer, hypothecate, pledge, charge, mortgage, encumber, grant a security interest in or otherwise dispose of, or grant any right, title or interest (including any contractual or other legal arrangement having the effect of transferring any or all of the benefits of ownership), in, or suffer to exist (whether by operation of law or otherwise) any Encumbrance, the use of “Transfer” as a noun, “Transferring”, “Transferred”, “Transferor” and “Transferee” shall be construed accordingly.

US$ means the lawful currency of the United States of America.

1.2	Recitals, schedules, etc.

References to this agreement shall include the Recitals and Schedules which form part of this agreement for all purposes. The Recitals do not create binding obligations on a Party. References in this agreement to the “Parties”, the “Recitals”, “Schedules” and “Clauses” are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this agreement. References to paragraphs in each Schedule are references to paragraphs in that particular Schedule.

1.3	Statutory provisions

All references to statutes, statutory provisions, enactments, directives or regulations shall include references to any consolidation, re-enactment, modification or replacement of them, any statute, statutory provision, enactment, directive or regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of them from time to time.

1.4	References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a)	(gender) words in one gender include any other gender, words importing individuals import companies and vice versa;

(b)	(variations or replacements) a document (including this agreement) includes any variation or replacement of it;

(c)	(singular includes plural) the singular includes the plural and vice versa;

(d)	(executors, administrators, successors) a particular Person includes a reference to the Person’s executors, administrators, successors, substitutes (including Persons taking by novation) and assigns;

(e)	(two or more Persons) an agreement, representation or warranty in favour of two or more Persons is for the benefit of them jointly and each of them individually;

(f)	(jointly and individually) unless the context otherwise requires, an agreement, representation or warranty on the part of two or more Persons binds them jointly and each of them individually;

(g)

(calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day, when calculating the period of time before which, within which or following which any act is to be done or step taken under this agreement, the date that is the reference date in calculating that period shall be excluded. If the last day of that period is not a Business Day, the period in question shall end on the next Business Day;

(h)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(i)	(reference to a group of Persons) a group of Persons or things is a reference to any two or more of them jointly and to each of them individually;

(j)

(meaning not limited) the words “include”, “including”, “for example” or “such as” are not used as, nor are they to be interpreted as words of limitation and when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(k)	(next day) if an act under this agreement to be done by a party on or by a given day is done after 5.30 p.m. on that day, it is taken to be done on the next day;

(l)	(time of day) references to times of the day are to that time in Hong Kong and references to a day are to a period of 24 hours running from midnight to midnight;

(m)

(other) general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(n)	(matter) references to any “matter” shall be deemed to include any fact, matter, event or circumstance (including any omission to act);

(o)

(in writing) references to “writing” or “written” include any method of reproducing words or text in a legible and non-transitory form and, for the avoidance of doubt, shall include text transmitted by e-mail;

(p)

(procure) unless otherwise expressly provided, an obligation on a Party to “procure” means exercising such Party’s voting rights and using any and all other powers vested in such Party from time to time as a shareholder of the Company; and

(q)	(reference to anything) anything (including any amount is a reference to the whole and each part of it).

2	SALE OF SHARES

2.1	Sale and Purchase of Sale Shares

A

The Vendors agree to sell and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendors, the legal and beneficial interest of, the Sale Shares and together with all rights which now are or at any time hereafter may become attached to them, including all rights to any dividend or other distribution declared, made or paid after the date of this agreement, free and clear of any Encumbrances. The number and class of Sale Shares to be sold by each of the Vendors to the Purchaser shall be as follows:

Name of Vendor	No. and class of Sale Shares
Dennis Lo	130,000 Class A Shares
Allen Chan	70,000 Class A Shares

B	No Party shall be obliged to complete the sale and purchase of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously in accordance with this agreement.

C

Subject to and contingent upon Completion, each of the Vendors hereby irrevocably and unconditionally waives all pre-emption rights, rights of first refusal, right to a liquidation preference, redemption rights and rights of notice and any similar rights over and with respect to any of the Sale Shares conferred on him by the Articles of the Company or any shareholders agreement with respect to the Company (if any) or in any other way in relation to the Sale Shares under this agreement.

2.2	Conditions to Completion

Subject to the fulfilment of the following Conditions, the Vendors and the Purchaser shall proceed with Completion whereupon the Vendors shall sell to the Purchaser and the Purchaser shall acquire from the Vendors the Sale Shares and, in exchange, the Purchaser shall allot and issue the Consideration Shares to the Vendors.

A

The obligations of the Vendors under Clause 2.1 of this agreement to the Purchaser are subject to the fulfilment or waiver at or before the End Date of each of the following Conditions, it being understood and agreed that each such Conditions are solely for the benefit of the Vendors:

(a)

Representations and Warranties. Each representation and warranty of the Purchaser contained in Clause 6 of this agreement will be true and correct in all material respects as of Completion with the same force and effect as if made on and as of Completion.

(b)

Performance. The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this agreement that are required to be performed or complied with by the Purchaser on or before Completion.

(c)

Qualifications. The Purchaser shall have obtained as of Completion all consents, authorizations, approvals, permits and waivers that are necessary to be obtained by the Purchaser, including the approval of the Board and shareholders of the Purchaser to the extent necessary, before Completion in connection with the consummation of the transactions contemplated by this agreement.

(d)

Director Service Agreement. The Purchaser shall have duly executed the director service agreement (in the form agreed between the Parties) pursuant to which and such that Allen Chan shall be nominated and appointed as a director of the Purchaser at or as soon as practicable after Completion provided that such appointment shall only become effective upon the obtaining of all necessary approvals required for Allen Chan to act as a director of the Purchaser (including the approvals of the Chinese University of Hong Kong and Centre for Novostics (the “Director Service Agreement”), and for the avoidance of doubt, the obtaining of such approvals shall not be a Condition.

B

The obligations of the Purchaser to consummate the Transaction shall be subject to the fulfilment or waiver at or before the End Date of each of the following Conditions, it being understood and agreed that each such Condition is solely for the benefit of the Purchaser:

(a)

Performance. The Vendors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this agreement that are required to be performed or complied with by the Vendors on or before Completion.

(b)	Director Service Agreement. Allen Chan shall have duly executed the Director Service Agreement.

C

The Parties agree that the transactions contemplated under this agreement and the Share Subscriptions are inter-conditional upon each other, accordingly Completion is conditional upon the fulfilment or waiver of the Conditions and the conditions as specified in the Insighta Subscription Agreement and the Take2 Subscription Agreement.

2.3	Reasonable best endeavours obligation

Each of the Vendors and the Purchaser must:

(a)

use its reasonable best endeavours to satisfy his/its respective Conditions as set forth in Clause 2.2 (if and where applicable), as soon as reasonably practicable and in any event by the End Date; and

(b)	keep the other Parties informed of any circumstances which may result in any Condition to be satisfied by him/it not being satisfied in accordance with its terms.

2.4	Waiver

If a Condition is expressed to be for the benefit of one of the Parties, that Party may at any time waive that Condition by written notice to the other Parties.

3	CONSIDERATION

3.1	Amount

The consideration for the sale of the Sale Shares by the Vendors to the Purchaser is (i) US$20,000,000, which shall be settled by the Purchaser allotting and issuing the Consideration Shares to the Vendors and (ii) the Nomination Right.

3.2	Consideration Shares

The number of Consideration Shares to be allotted and issued to the Vendors shall be determined by dividing US$20,000,000 with the Issue Price (rounded up to the nearest whole number) and is hereby agreed and confirmed by the Parties as follows:

Name of allottees	No. of Consideration Shares
Dennis Lo	14,444,444
Allen Chan	7,777,778

3.3	Ranking of Consideration Shares

The Consideration Shares shall rank in all respects pari passu with the existing issued and fully paid class A ordinary shares in the share capital of the Purchaser as provided under the Articles of the Purchaser as of the Completion.

3.4	Nomination Right

The Purchaser shall procure the granting to Dennis Lo, for so long as both the Vendors together in aggregate directly or indirectly hold no less than 3% of the entire issued and outstanding share capital of the Purchaser of the right, but not the obligation, to nominate one director (the first of such nominee shall be Allen Chan) to the Board of the Purchaser, and Dennis Lo shall also be entitled by like means, to the exclusion of all others, to remove any director occupying such position and to fill any vacancy called by the resignation, death or removal of any director occupying such position. The Nomination Right shall survive Completion.

4	COMPLETION

4.1	Time and place of Completion

(a)

Subject to the terms and conditions of this agreement, Completion shall take place substantially simultaneously with the completion of the Share Subscriptions on the Completion Date at the place (or remotely via exchange of documents and signatures) as may be agreed by the Parties hereto when the events set out in the following provisions of this Clause 4 shall take place.

(b)

For the avoidance of doubt, where all Conditions as described in Clause 2.2 have been fulfilled or duly waived, the Parties shall be obliged to proceed with Completion in accordance with the terms of this agreement.

4.2	Vendors’ obligations

On Completion, each of the Vendors shall deliver or cause to be delivered to the Purchaser:

(a)	the instrument of transfer duly executed by him in respect of the Sale Shares to be transferred by him in favour of the Purchaser;

(b)

the respective letter of application for the Consideration Shares to be allotted to him and all other instruments or documents that the Purchaser may reasonably request from him to give effect to the allotment and subscription for such Vendor’s Consideration Shares;

(c)	certified copies of the resolutions of the Board of the Company referred to in Clause 4.4 below;

(d)	a certificate executed by each Vendor dated as of the Completion stating that the Conditions specified in Clause2.2B hereof have been fulfilled as of the date of the Completion;

(e)	the Transaction Documents (other than this agreement) to which such Vendor is a party, duly executed by such Vendor;

(f)	with respect to Allen Chan only, the duly executed Director Service Agreement;

(g)

a certified true copy of the updated register of members of the Company reflecting as of Completion, the Purchaser holding 1,000,000 Class A Shares in the share capital of the Company (being of all the Sale Shares and the Shares subscribed for pursuant to the Insighta Subscription Agreement); and

(h)	new share certificate(s) with respect to all the Sale Shares in the name of the Purchaser.

4.3	Purchaser’s obligations

Against compliance by each of the Vendors with Clause 4.2, the Purchaser shall:

(a)

deliver to the Vendors a certificate executed by a director of the Purchaser dated as of the Completion stating that the Conditions specified in Clause 2.2A have been fulfilled as of the date of the Completion;

(b)	deliver to the Vendors a certified copy of the resolution as referred to in Clause 4.5 below;

(c)	deliver to Dennis Lo the Nomination Right Letter duly executed by the Purchaser and its majority shareholder, Danny Sheng Wu Yeung;

(d)	deliver to Allen Chan the duly executed Director Service Agreement;

(e)	deliver to the Vendors the Transaction Documents (other than this agreement and the Nomination Right Letter) to which the Purchaser is a party, duly executed by the Purchaser;

(f)	allot and issue, free from all rights of the pre-emption and Encumbrance or any other third-party rights, the Consideration Shares to the Vendors; and

(g)

deliver the direct registered system (DRS) transaction statement to the Vendors issued by Continental Stock Transfer and Trust Company showing the registration of each Vendor as the registered owner of such Vendor’s Consideration Shares.

4.4	Further obligations of the Vendors

The Vendors shall collectively procure that the Board of the Company shall pass resolutions to approve the entry of this agreement and the other Transaction Documents to which the Company is a party and the transfer of the Sale Shares under this agreement for registration of the Purchaser as a member of the Company, cancel all the prior share certificates held in the name of the Vendors in relation to the Sale Shares, issue the relevant new share certificates to the Purchaser and the Vendors.

4.5	Further obligations of the Purchaser

The Purchaser shall pass resolutions of the Board and shareholders (if necessary) to authorise and approve this agreement, the transactions contemplated hereunder and the execution hereof and documents related hereto (including the Nomination Right Letter) and the allotment and issue of the Consideration Shares to the Vendors.

5	POST-COMPLETION

5.1	Registration Statement

(a)

The Purchaser shall, within the time period required under the Securities Exchange Act, furnish to the SEC a Report of Foreign Private Issuer on Form 6-K disclosing the execution of this agreement and the Registration Rights Agreement by the Purchaser and other Parties thereto relating to the transactions contemplated by the Transaction Documents.

(b)

As soon as practicable after Completion and in any event within six (6) months following the Completion, the Purchaser shall use reasonable best efforts to file a Registration Statement (including the Prospectus) covering the resale of the Consideration Shares with the SEC in accordance with the provisions of the Securities Act and such Registration Rights Agreement and cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable following such filing.

(c)

The Vendors shall provide the Purchaser with all such information, cooperation and assistance as the Purchaser may reasonably require in connection with the Company and the Vendors for the purpose of preparing the Registration Statement (including the Prospectus) and any other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement or any other statement, filing, notice or application made on behalf of the Purchaser, the Company or their respective Subsidiaries to any regulatory authority (including the Nasdaq) in connection with the Transaction.

(d)

Each of Purchaser and the Vendors shall ensure that the information supplied by or on its behalf for inclusion or incorporation by reference in a Registration Statement will not, at the time such Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.2	US Securities Confirmations

Each Vendor confirms and agrees that either (i) he is not in the United States and it is not, and is not acting for the account or benefit of, a U.S. Person (as defined in Rule 902(k) under the Securities Act) or (ii) he is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and the Consideration Shares will be issued to each Vendor in private placement transactions, in reliance on an exemption or safe harbor from the registration requirements of the Securities Act.

5.3	Lock-up

A

Without prejudice to any requirements under applicable laws in respect of any Transfer, and conditioned to and upon the occurrence of Completion, each Vendor acknowledges and agrees the Locked-up Shares of such Vendor shall be subject to a lock-up period of up to twenty-four (24) months as of Completion, with the Locked-up Shares being released in seven (7) tranches as follows:

(i)	the first tranche, representing 25% of the total Locked-up Shares of the shall be released six (6) months after Completion (“First Lock-up Period”); and

(ii)	the following six (6) tranches, each tranche representing 12.5% of the total Locked-up Shares of shall be released on a quarterly basis.

B

Each Vendor undertakes to Purchaser that with respect to his Locked-up Shares, he shall not, and shall procure that none of his Affiliates, nominees, trusts associated with it or any Person acting on his behalf shall, without the prior written consent of the Board of the Purchaser:

(i)	Transfer any of his Locked-up Shares during the First Lock-up Period;

(ii)

Transfer more than twenty-five per cent. (25%) of the Locked-up Shares held by him immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation) during the period from and including the date on which the First Lock-up Period expires to and excluding the date falling three (3) months after the date on which the First Lock-up Period expires (the “Second Lock-up Period”);

(iii)

Transfer more than thirty-seven and a half per cent. (37.5%) of the Locked-up Shares held by him immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation) during the period from and including the date on which the Second Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Second Lock-up Period expires (the “Third Lock-up Period”);

(iv)

Transfer more than fifty per cent. (50%) of the Locked-up Shares held by him immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation) during the period from and including the date on which the Third Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Third Lock-up Period expires (the “Fourth Lock-up Period”);

(v)

Transfer more than sixty-two and a half per cent. (62.5%) of the Locked-up Shares held by him immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation) during the period from and including the date on which the Fourth Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Fourth Lock-up Period expires (the “Fifth Lock-up Period”);

(vi)

Transfer more than seventy-five per cent. (75%) of the Locked-up Shares held by him immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation) during the period from and including the date on which the Fifth Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Fifth Lock-up Period expires (the “Sixth Lock-up Period”); or

(vii)

Transfer more than eighty-seven and a half per cent. (87.5%) of the Locked-up Shares held by him immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation) during the period from and including the date on which the Sixth Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Sixth Lock-up Period expires.

6	REPRESENTATIONS AND WARRANTIES GIVEN BY THE PURCHASER

6.1	Representations and warranties as to title

The Purchaser represents, warrants and covenants to each of the Vendors that the Consideration Shares are fully paid up or credited as fully paid up, and are registered or registrable securities of the Purchaser which shall rank in all respects pari passu with the existing issued and fully paid class A ordinary shares in the share capital of the Purchaser as provided under the then Articles of the Purchaser at the time of Completion, and as of Completion the Purchaser has not exercised or purported to exercise or claimed any lien over it.

6.2	Representations and warranties as to power and capacity

(a)

The Purchaser represents and warrants to each of the Vendors that it is an exempted company duly incorporated in the Cayman Islands with limited liability and validly existing and in good standing under the laws of the Cayman Islands.

(b)

The Purchaser represents and warrants to each of the Vendors that, as of the date hereof and Completion, it has full power and capacity to enter into this agreement and that the Purchaser is entitled to allot and issue the Consideration Shares on the terms of this agreement, free from any Encumbrance.

(c)

The Purchaser represents and warrants to each of the Vendors that the execution and delivery of, and the performance by it of its obligations under, this agreement will not, in any material respect, (i) result in a breach of or violation of or default of or conflict with any provision of its constitutional documents; or (ii) result in a breach of or violation of or default or conflict with any contract, commitment, agreement or arrangement to which the Purchaser is a party or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement (other than any of the Transaction Documents), licence or other instrument or result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it or any of its assets is bound.

7	CONFIDENTIALITY

7.1	Confidential Information

No Confidential Information of any Party hereto (the “disclosing party” for the purpose of this Clause 7) received by any other Party hereto (the “receiving party” for the purpose of this Clause 7) or its Representatives, may be disclosed by such receiving party to any other Person except:

(a)	to its Representatives, requiring the information for the purposes of this agreement;

(b)	with the consent of the disclosing party; or

(c)

to the extent the Purchaser is the receiving party, if the Purchaser is required or requested to do so by law, regulation, legal process or the rules or order of any Government Agency or the requirements of SEC or the relevant stock exchange, whether or not the requirement has the force of law, and such receiving party shall procure any of its Representatives that has received such Confidential Information to comply with the above as if such Representative is a receiving party and shall be responsible for any violation of this Clause 7 by its Representative.

7.2	Announcements or releases

A Party may not make press or other announcements or releases relating to this agreement and the matters referred to in this agreement and the other Transaction Documents without the prior approval of the other Parties to the form and manner of the announcement or release unless and to the extent that disclosure is required or requested to be made by a Party by law, by regulation, legal process or the rules or order of any Government Agency or by the requirements of SEC or the relevant stock exchange, whether or not the requirement has the force of law. To the extent that the announcement or release is so required or requested to be made by any Party, the disclosing party must, as far as reasonably practicable and legally permissible, consult with the other Parties as to the content any such announcement or release.

8	DEFAULT AND TERMINATION

8.1	Termination of agreement for non-satisfaction of Conditions

If a Condition in Clause 2.2A or Clause 2.2B is not satisfied as required or duly waived, or a closing deliverable under Clause 4.2 or Clause 4.3 is not duly delivered by the Vendors or the Purchaser (as the case may be) or otherwise duly waived by 5.00 p.m. on the End Date, then this agreement may be terminated by either Party by written notice to the other Parties.

8.2	Effect of termination

(a)

If this agreement is terminated under Clause 8.1, then, in addition to any other rights, powers or remedies provided by law, each Party retains the rights it has against any other Party in connection with any breach or claim that has arisen before termination.

(b)

The termination of this agreement under this Clause 8 does not affect any other rights the Parties have against one another at law or in equity and Clause 1 (“Interpretation”), Clause 7 (“Confidentiality”), Clause 9 (“Costs and stamp duty”), Clause 10 (“Notices”) and Clause 13 (“Governing Law and Dispute Resolutions”) shall survive the termination of this agreement.

9	COSTS AND STAMP DUTY

9.1	Legal costs

Each Party shall pay its own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this agreement and of other related documentation.

9.2	Stamp duty and taxes

Any tax, stamp duty, or levy payable on the sale and purchase of the Sale Shares shall be borne equally by each of the Vendors on the one part and the Purchaser on the other part, provided that (a) each Party shall bear the cost of any and all taxes in respect of or calculated by reference to any income, profit or gain of such Party in all jurisdictions in respect of the sale of the Sale Shares and/or issuance of and subscription for Consideration Shares (as applicable) pursuant to this agreement or the other Transaction Documents, and (b) each Party shall be responsible for arranging the payment of such amounts, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment.

9.3	Registration of Consideration Shares

Notwithstanding the registration of Consideration Shares may take place after Completion, the Purchaser undertakes to bear the fees and expenses incurred in connection with registrations, filings or qualifications for the Consideration Shares, including, but without limitation, the registration of each of the Vendors as a shareholder of the respective class A ordinary shares of the Purchaser, but excluding, for the avoidance of doubt, fees and disbursements of any legal counsel to the Vendors or the Company.

9.4	Electronic transfer

In respect of any electronic transfer for same-day value made in connection with this agreement, any costs or bank or other charges of the sending bank shall be borne by the Party making that payment.

10	NOTICES

10.1	Address for delivery of notices

Any notice or other communication given or made under this agreement shall be in writing and shall, unless otherwise specified, be in English. Any such notice or other communication shall be sent to, in the case of the Vendors, the address stated in the Details, and in the case of the Purchaser, as follows:

Address:	Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong

E-mail address:	danny@prenetics.com

Attention:	Mr. Danny Sheng Wu Yeung

10.2	Delivery of Notices

Any notice if so addressed shall be deemed to have been duly given or made as follows:

(a)	if sent by personal delivery, upon delivery at the address of the relevant Party;

(b)	if sent by post, two (2) Business Days (if posted within Hong Kong) or five (5) Business Days (if posted outside of Hong Kong) after the date of posting; and

(c)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	four (4) hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

10.3	Changes to addresses

A Party may notify the other Parties to this agreement of a change to its relevant address or email address for the purposes of this Clause 10 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)

if no date is specified or the date specified is earlier than the date on which a notice is deemed under Clause 10.2 to have been duly given, the date on which such notice is so deemed to have been duly given.

11	ASSIGNMENT

No assignment

A Party must not assign, transfer, dispose of or otherwise part with any of its rights under this agreement without the consent of the other Parties. Any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns.

12	MISCELLANEOUS

12.1	Discretion in exercising rights

A Party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

12.2	Failure to exercise rights

Except as otherwise set out in this agreement or expressly agreed by the Parties in writing, any partial exercise, failure to exercise, or delay in exercising, a right or remedy provided under this agreement or by law does not operate as a waiver or prevent or restrict any further or other exercise of that or any other right or remedy in accordance with this agreement.

12.3	No liability for loss

(a)

Except as otherwise set out in this agreement, a Party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy that is available to it under this agreement.

(b)

Except as otherwise provided in this agreement, the rights and remedies under this agreement are cumulative, may be exercised as often as the relevant Party considers appropriate and are in addition to its rights and remedies provided by applicable laws.

12.4	Approvals and consents

By giving its approval or consent a Party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

12.5	Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

12.6	Rights and obligations are unaffected

Rights given to the Parties under this agreement and the Parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

12.7	Variation and waiver

(a)

A provision of this agreement or a right created under it, may not be waived or varied unless it is in writing and signed by or on behalf of the Vendors and Purchaser (or, in the case of a waiver, by or on behalf of the Party waiving compliance).

(b)

Unless expressly agreed, no variation or waiver of any provision of this agreement shall constitute a general variation or waiver of any provision of this agreement, nor shall it affect any rights, obligations or liabilities under this agreement that have already accrued up to the date of variation or waiver, and the rights and obligations of the Parties under this agreement shall remain in full force, except and only to the extent that they are so varied or waived.

(c)	Any consent granted under this agreement shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.

12.8	Further steps

Each Party agrees, at its own expense but subject to Clause 9, to do anything any other Party reasonably requests (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

12.9	Time of the essence

Time is of the essence of this agreement in respect of any date or period determined under this agreement.

12.10	Entire agreement

This agreement, together with other Transaction Documents, constitutes the entire agreements of the Parties about its subject matter. It supersedes all previous agreements (whether written or oral), understandings and negotiations on that subject matter.

12.11	Construction

No rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

12.12	Severability

If any provision or of any part of a provision of this agreement is invalid or void, unenforceable or illegal in a jurisdiction, such provision is severed for that jurisdiction. The remainder of this agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This Clause 12 has no effect if the severance alters the basic nature of this agreement.

12.13	Knowledge and belief

Any statement made by a Party on the basis of its knowledge, information, belief or awareness, is made on the basis that the Party has, in order to establish that the statement is accurate and not misleading, made all reasonable enquiries of its directors, officers, managers and employees who could reasonably be expected to have information relevant to matters to which the statement relates.

12.14	Third Parties

Except as expressly provided in this agreement, a Person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Ordinance.

13	GOVERNING LAW AND DISPUTE RESOLUTIONS

(a)

The construction, validity and performance of this agreement and all non-contractual obligations (if any) arising from or connected with this agreement shall be governed by the laws in force in Hong Kong.

(b)

The Parties agree to negotiate in good faith to resolve any dispute between them regarding this agreement. In the event the negotiations cannot resolve any such dispute between the Parties within thirty (30) days, such dispute shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b). The seat of arbitration shall be Hong Kong. There shall be one (1) arbitrator jointly nominated by Parties, who shall be qualified to practice the laws of the Hong Kong. In the event that the Parties cannot jointly agree on an arbitrator, the HKIAC shall appoint an arbitrator. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the Parties thereto.

14	COUNTERPARTS

This agreement may consist of a number of copies, each signed by one or more Parties to the agreement. If there are a number of signed copies they are treated as making up the one document and the date on which the last counterpart is executed is the date of the agreement. Facsimile signatures, electronic signatures or signatures sent by email attachment shall be valid and binding to the same extent as original signatures. This agreement shall not be effective until each Party has executed at least one counterpart.

SCHEDULE 1

The Company

Company name	:	Insighta Holdings Limited

Company number	:	398503

Date of incorporation	:	17 March 2023

Place of incorporation	:	Cayman Islands

Address of registered office	:	The Office of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands

Shares issued/to be issued on or before Completion	:	550,000 Class A Shares 650,000 Class B Shares

Directors	:	Dennis Lo Allen Chan

Shareholders (on or before Completion)	:

Shareholders (on or before Completion)	:	Dennis Lo	650,000 Class B Shares 130,000 Class A Shares

		Allen Chan	420,000 Class A Shares

SCHEDULE 1

SCHEDULE 2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into by and among Prenetics Global Limited, a Cayman Islands exempted company (the “Company”), and the undersigned parties listed on the signature page hereto (each such party a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and the Holders (who are defined as the “Purchaser” and the “Vendors”, respectively, therein) entered into that certain Share Sale Agreement, dated as of [●], 2023 (the “Purchase Agreement”), pursuant to which and in consideration for each Holder entering into, the Purchase Agreement, the Company shall cause to be issued to the Holders the Consideration Shares (as defined therein) in accordance with the terms of the Purchase Agreement;

WHEREAS, pursuant to the terms of, and in consideration for each Holder entering into, the Purchase Agreement, and to induce each Holder to execute and deliver the Purchase Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein and in the Purchase Agreement, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, (a) which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, and (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (b) as to which the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the preamble of this Agreement.

“Allowable Grace Period” shall have the meaning assigned to such term in subsection 3.2.1.

“Applicable Law” means, with respect to a Person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, decisions, orders or notices, demands, decree, of any Governmental Authority or stock exchange and in any jurisdiction that is applicable to such Person.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean a day a day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong, the State of New York, the USA or the Cayman Islands are required or authorised by law to be closed, or on which a tropical cyclone warning no.8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Commission” shall mean the United States Securities and Exchange Commission or any successor Entity.

“Company” shall have the meaning given in the preamble of this Agreement.

“Completion” has the meaning assigned to such term in the Purchase Agreement.

“Consideration Shares” has the meaning assigned to such term in the Purchase Agreement.

“Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

“Effectiveness Period” shall have the meaning assigned to such term in subsection 3.1.2.

SCHEDULE 2

“Eligible Market” means The New York Stock Exchange, Inc., NYSE AMEX Equities, the NASDAQ Global Select Market, The NASDAQ Global Market or the NASDAQ Capital Market.

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations of the Commission thereunder.

“Filing Deadline” means (i) with respect to the Shelf Registration Statement required to be filed to pursuant to Section 2.1, within six (6) months following Completion and (ii) with respect to any New Registration Statement that may be required to be filed by the Company pursuant to this Agreement, the 30th Business Day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission and, in each of (i) and (ii), in accordance with the requirements under the Securities Act, the Exchange Act and the rules and regulations of the Commission.

“Form F-1” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form F-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.1.

“Governmental Authority” means any United States or non-United States: (i) nation, state, commonwealth, province, territory, region, county, city, municipality, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental, quasi-governmental, public or statutory authority of any nature (including any governmental division, department, agency, regulatory or administrative authority, commission, instrumentality, official, organization, unit, body, or Entity and any court, judicial or arbitral body, or other tribunal).

“Grace Period” shall have the meaning assigned to such term in subsection 3.2.1.

“Holders” shall have the meaning given in the preamble of this Agreement.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnified Party” shall have the meaning assigned to such term in Section 6.3.

“Lock-Up Agreement” shall mean, as applicable, the agreements and undertakings of the Holders set forth in clause 6.3 of the Purchase Agreement, pursuant to which each Holder has agreed not to transfer the Registrable Securities held by such Holder for a certain period of time after Completion.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading

“New Registration Statement” shall have the meaning given in subsection 2.2.1.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the lock-up period under the applicable Lock-Up Agreement, and to any transferee thereafter.

“Pro Rata” shall mean, with respect to a given Registration, offering or Transfer of Registrable Securities pursuant to this Agreement, pro rata based on (A) the number of Registrable Securities that each Holder, as applicable, has requested or proposed to be included in such Registration, offering or Transfer and (B) the aggregate number of Registrable Securities that all Holders have requested or proposed to be included in such Registration, offering or Transfer.

“Ordinary Shares” means the fully paid Class A ordinary shares in the capital of the Company.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, or to the extent not already covered, an Entity, or government, political subdivision, agency or instrumentality of a government, or to the extent not already covered, a Governmental Authority.

“PRC” means the People’s Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Taiwan and the Macau Special Administrative Region of the People’s Republic of China.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Registrable Securities” shall mean:

(A)    all of the Consideration Shares; and

(B)    any other equity security of the Company issued or issuable with respect to any such Consideration Shares, including, without limitation, by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

provided, however, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction;

“Registration” shall mean a registration effected by preparing and filing one or more Registration Statements or similar documents in compliance with the requirements of the Securities Act and pursuant to Rule 415, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” shall mean any registration statement or registrations statements that cover the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Required Holders” means the holders of a majority of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

“SEC Guidance” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf, as the case may be.

“Shelf Registration” shall mean a Registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Subsequent Shelf” shall have the meaning given in subsection 2.3.2.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Trading Day” shall mean any day on which the Trading Market or, if the Ordinary Shares are then listed on any other Eligible Market, such Eligible Market is open for trading (regular way), including any day on which the Trading Market (or such Eligible Market, as applicable) is open for trading (regular way) for a period of time less than the customary time.

“Trading Market” means The Nasdaq Global Market.

“Transaction Documents” has the meaning assigned to such term in the Purchase Agreement.

ARTICLE 2

REGISTRATIONS

2.1	Resale Shelf Registration.

2.1.1    The Company shall use its commercially reasonable efforts to file with the Commission as soon as practicable, but in no event later than the Filing Deadline, and use commercially reasonable efforts to (a) cause to be declared effective as soon as reasonably practicable thereafter, a Registration Statement for a Shelf Registration on Form F-3 (a “Form F-3 Shelf”)(or, if the Company is not eligible to use Form F-3, a Form F-1 (the “Form F-1 Shelf”)) covering the resale by the Holders of the maximum number of Registrable Securities (determined as of two (2) Business Days prior to such filing), in accordance with applicable Commission rules, regulations and interpretations, on a delayed or continuous basis and (b) subject to the other provisions of this Agreement, including Section 3.2, keep such Form F-1 Shelf or Form F-3 Shelf effective and available for use in compliance with the provisions of the Securities Act.

2.1.2    Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.2	Rule 415 Cutback.

2.2.1    Notwithstanding anything to the contrary set forth in Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new Registration Statement (a “New Registration Statement”), on Form F-3, or if Form F-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”).

2.2.2    Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities and subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis among the Holders.

2.2.3    If the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under this Section 2.2, the Company shall use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities (a) that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement and (b) are no longer restricted by any Lock-Up Agreement.

2.3	Amendment, Supplement and Subsequent Shelf.

2.3.1    The Company shall use commercially reasonable efforts to maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the Commission from time to time such amendments and supplements to the Shelf as may be necessary to keep the Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

2.3.2    If a Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.2, use commercially reasonable efforts to as promptly as is reasonably practicable (a) cause such Shelf to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), (b) amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf, or (c) prepare and file an additional Registration Statement for a Shelf Registration (a “Subsequent Shelf”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.3.3    If a Subsequent Shelf is filed pursuant to subsection 2.3.2, the Company shall use commercially reasonable efforts to (a) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (b) keep such Subsequent Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form F-3 to the extent that the Company is eligible to use such form, and shall be an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act if the Company is a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act at the most recent applicable eligibility determination date.

ARTICLE 3

COMPANY PROCEDURES

3.1    General Procedures. In connection with any Registration Statement and whenever any Registrable Securities are to be registered pursuant to Article 2, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably practicable without causing any undue disruption to the business of the Company:

3.1.1    prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the Effectiveness Period (as defined below);

3.1.2    subject to Section 3.2, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are no longer Registrable Securities (the “Effectiveness Period”);

3.1.3    prior to any public offering of Registrable Securities, use commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request in writing and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be reasonably necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection 3.1.3 or to take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.4    promptly notify the Holders of Registrable Securities of the receipt by the Company of any notification by a governmental authority or the Commission with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6    provide a transfer agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, and in no event later than one (1) Business Day, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    at least five (5) Business Days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to such Holder of such Registrable Securities or its counsel without charge (including any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein) and, thereafter, give good faith consideration to the comments of a single U.S. counsel for such sellers; provided, however, that the Company shall not be required to consider any comments received unless such comments shall have been received by the Company at least three (3) Business Days prior to the relevant filing;

3.1.9    as promptly as reasonably practicable after becoming aware of such event or facts, notify the Holders, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event or the existence of such facts as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then, subject to Section 3.2, to correct such Misstatement as set forth in Section 3.2 hereof;

3.1.10    make available to its security holders (which may be satisfied by making such information available on EDGAR), as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the Effective Date of the particular Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect); and

3.1.11    otherwise, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with any Registration hereunder.

3.2    Restrictions on Registration Rights; Suspension of Sales; Adverse Disclosure.

3.2.1    Notwithstanding anything to the contrary contained herein (but subject to subsection 3.2.5), at any time after the Effective Date of a particular Registration Statement, the Company shall be permitted to suspend each Holder’s use of any Prospectus that is part of any Registration Statement (in which event, the Holders shall, in accordance with subsection 3.2.2, discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement), if the Company is aware of any material, non-public information concerning the Company or any of its subsidiaries the disclosure of which at the time is not, in the good-faith opinion of the Board, in the best interest of the Company, nor, based on the advice of counsel to the Company, otherwise required (a “Grace Period”); provided, however, that the Company shall promptly, but in no event later than 9:30 a.m. (New York City time) on the second (2nd) Trading Day immediately prior to the commencement of any Grace Period (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible), notify the Holders in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to the Holders) and the date on which such Grace Period will begin and (ii) date on which such Grace Period is expected to end; provided, further, that (I) no Grace Period shall exceed sixty (60) consecutive Trading Days or an aggregate of one hundred and twenty (120) days in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other shareholder during any such Grace Period, (II) the first day of any Grace Period must be at least three (3) Trading Days (or such shorter period as may be agreed between the Company the Holders) after the last day of any prior Grace Period and (III) no Grace Period may exist during the first ten (10) consecutive Trading Days after the Effective Date of the particular Registration Statement (each, an “Allowable Grace Period”). For purposes of determining the length of an Allowable Grace Period above, such Allowable Grace Period shall begin on and include the date set forth in the notice referred to in clause (i) above, provided that such notice is received by the Holders not later than 9:30 a.m. (New York City time) on the second (2nd) Trading Day immediately prior to such commencement date (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) above and the date referred to in such notice. Upon expiration of each Allowable Grace Period, the Company shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated by this Agreement and shall again be bound by subsection 3.1.9 with respect to the information giving rise thereto, unless such material, non-public information is no longer applicable.

3.2.2    Upon receipt of written notice from the Company that (a) a Registration Statement or Prospectus contains a Misstatement, or (b) an Allowable Grace Period is in effect, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement as contemplated by subsection 3.1.9 (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.2.3    In addition, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time (a) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (b) would, in the good faith view of the Company, require the Company to make an Adverse Disclosure, (c) would, in the good faith view of the Company, accompanied by a certificate signed by the Company’s Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer stating that in the good faith judgment of the Board it would, be materially detrimental to the Company or (d) could materially affect a bona fide business or financing transaction of the Company or its subsidiaries, then the Company may, from the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of a Registration Statement and continuing after the Effective Date of any such Registration Statement, and provided that the Company continues to actively employ, in good faith, commercially reasonable efforts to maintain the effectiveness of the applicable Registration Statement, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the period of time determined in good faith by the Company to be necessary for such purpose.

3.2.4    Notwithstanding anything to the contrary contained herein, the Company shall not have the right to exercise the rights set forth in this Section 3.2 for more than sixty (60) consecutive Trading Days or more than one hundred and twenty (120) days, in any such case, in any twelve (12) month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.2.

3.2.5    Notwithstanding anything to the contrary contained in this Section 3.2, the Company shall cause its transfer agent to deliver Ordinary Shares to a Permitted Transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, prior to the Holder’s receipt of the notice of an Allowable Grace Period and for which the Holder has not yet settled.

ARTICLE 4

OBLIGATIONS OF THE HOLDERS

4.1    Obligations of the Holders.

4.1.1    At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Holders in writing of the information the Company requires from the Holders with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the Registration pursuant to this Agreement with respect to the Registrable Securities of the Holders that each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

4.1.2    Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Holder has notified the Company in writing of the Holder’s election to exclude all of the Holder’s Registrable Securities from such Registration Statement.

4.1.3    Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3.1.8, subsection 3.1.10, or Section 3.2, such Holder shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by subsection 3.1.8 or Section 3.2 or receipt of notice that no supplement or amendment is required.

4.1.4    Each Holder covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

ARTICLE 5

EXPENSES OF REGISTRATION

5.1    Expenses of Registration. In accordance with clause 9.1 of the Purchase Agreement and except as provided in clause 9.3 of the Purchase Agreement, each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. All reasonable expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Holders, incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company, but excluding, for the avoidance of doubt, fees and disbursements of any legal counsel to the Holders.

ARTICLE 6

INDEMNIFICATION

6.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its officers, employees, directors, affiliates, partners, members, attorneys and agents, and each Person who controls such Holder (within the meaning of the Securities Act) (each, a “Holder Indemnified Party”) against all losses, judgments, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees), whether joint or several, resulting from, arising out of or that are based on any untrue or allegedly untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, except insofar as the same are caused by or contained in any information or affidavit furnished in writing to the Company by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities and out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus. The Company shall promptly reimburse a Holder Indemnified Party for any reasonable expenses incurred by such Holder Indemnified Party in connection with investigating and defending any proceeding or action to which this Section 6.1 applies (including the reasonable fees and disbursements of legal counsel) except insofar as such proceeding or action arise out of or are based on any information or affidavit furnished in writing to the Company by such Holder, expressly for use therein, or if such proceeding or action are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus.

6.2    Indemnification by Holders. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless the Company, its directors, officers and agents, and each person who controls the Company (within the meaning of the Securities Act) against any losses, judgments, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees), whether joint or several, resulting from, arising out of or that are based on any untrue or allegedly untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or allegedly untrue statement or omission or alleged omission are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities and out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

6.3    Indemnification Process.

6.3.1    Any person entitled to indemnification pursuant to Sections 6.1 or 6.2 (each, an “Indemnified Party”) shall:

6.3.1.1    if a claim is to be made against any Person (the “Indemnifying Party”) for indemnification hereunder, give prompt written notice to the Indemnifying Party of the losses, claims, damages, liabilities or out-of-pocket expenses (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party); and

6.3.1.2    unless in the Indemnified Party’s reasonable judgment, a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume control of the defense of such claim with counsel reasonably satisfactory to the Indemnified Party.

6.3.2    If such control of defense is assumed, the Indemnifying Party shall not be subject to any liability to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

6.3.3    An Indemnifying Party who is not entitled to, or elects not to, assume the control of defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.

6.3.4    No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), consent to the entry of any judgment or enter into any settlement or compromise which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms thereof) or which settlement includes a statement or admission of fault and culpability on the part of such Indemnified Party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, delayed or conditioned), consent to the entry of any judgment or enter into any settlement or compromise of any claim, dispute losses, damages, liabilities or other matter for which it, or any other Indemnified Party, could seek indemnification hereunder.

6.3.5    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

ARTICLE 7

CONTRIBUTION

7.1    Contribution. If the indemnification provided under Sections 6.1, 6.2, and 6.3 from the Indemnifying Party is judicially determined to be unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein (other than pursuant to the express provisions of this Agreement), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or omitted to be made by, in the case of an omission), or relates to any information or affidavit supplied by (or not supplied by, in the case of an omission), such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 7.1 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.1, 6.2 and 6.3 above, any legal or other fees, charges or out- of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.1 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 7.1. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.1 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 8

REPORTS UNDER THE EXCHANGE ACT

8.1    Reports under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

8.1.1    use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

8.1.2    use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

8.1.3    furnish to each Holder, so long as they hold Registrable Securities, promptly upon written request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent Annual Report on Form 20-F filed with the Commission under the Exchange Act or report on Form 6-K containing interim financial information of the Company, and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

ARTICLE 9

ASSIGNMENT OF REGISTRATION RIGHTS

9.1    Assignment of Registration rights. Neither the Company nor any of the Holders shall assign this Agreement or any of their respective rights or obligations hereunder; provided that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company or any Holder, as the case may be, remains the surviving entity immediately after such transaction shall not be deemed an assignment and any Holder shall be permitted to transfer its rights and obligations under this Agreement to an affiliate. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders. This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement.

ARTICLE 10

AMENDMENT OR WAIVER

10.1    Amendment or waiver. No provision of this Agreement may be (i) amended other than by a written instrument signed by both the Company and the Required Holders or (ii) waived other than in a written instrument signed by an authorized representative of the party against whom enforcement of such waiver is sought; provided that, that notwithstanding the foregoing, any amendment or modification to the Agreement that would have a disproportionately adverse effect on any Holder’s rights hereunder in any material respect shall require the prior written consent of such Holder. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

ARTICLE 11

MISCELLANEOUS

11.1    Notices. All general notices, demands, consents, waivers or other communications required or permitted to be given or made hereunder (“Notices”) shall be in writing and delivered personally or sent by courier or sent by electronic mail to the intended recipient thereof. Any such Notice shall be deemed to have been duly served (a) if given personally or sent by local courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; or (c) the third (3rd) Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt). Any notice or communication under this Agreement must be addressed:

If to the Company:

Prenetics Global Limited

[Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong]

Attention: [Mr. Danny Yeung/Mr. Stephen Lo]

Email address: [danny@prenetics.com; stephen.lo@prenetics.com]

With a copy (which shall not constitute notice) to:

[XX LLP]

[insert address]

Attention: [XX]

Email: [XX@XX].com

If to any Holder, at such Holder’s address or contact information as set forth under such Holder’s signature to this Agreement or to such Holder’s address as found in the Company’s books and records.

With a copy (which shall not constitute notice) to:

[XX LLP]

[insert address]

Attention: [XX]

Email: [XX@XX].com

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 11.1. Any Holder not desiring to receive Notices at any time and from time to time may so notify the other parties, who shall thereafter not make, give or deliver any Notice to such Holder until duly notified otherwise (or until the expiry of any period specified in such Holder’s notice).

11.2    Counterparts. This Agreement may be executed in multiple counterparts (including by electronic means), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

11.3    Governing Law; Venue. Each party expressly agrees that this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of laws of another jurisdiction. Any claim or cause of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the City of New York, Borough of Manhattan, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court, waives any obligation it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of any cause of action may be heard and determined only in any such court, and agrees not to bring any cause of action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 11.3. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4    Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

11.5    Entire Agreement. This Agreement, the other Transaction Documents    (including any applicable Lock-up Agreements), the schedules and exhibits attached hereto and thereto and the instruments references herein and therein constitute the entire agreement and understanding of the parties solely with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no restrictions, promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents provided, however, that nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to (i) have any effect on any agreements any Holder has entered into with, or any instrument that any Investor received from, the Company prior to the date hereof with respect to any prior investment made by such Holder in the Company, (ii) waive, alter, modify or amend in any respect any obligations of the Company or any rights of or benefits to any Holder or any other Person in any agreement entered into prior to the date hereof between or among the Company and any Holder or any instrument that any Holder received prior to the date hereof from the Company and all such agreements and instruments shall continue in full force and effect or (iii) limit any obligations of the Company under any of the other Transaction Documents.

11.6    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive; (b) words in the singular include the plural, and in the plural include the singular; (c) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified; (d) the term “including” is not limiting and means “including without limitation”; (e) whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; (f) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications or supplements thereto; and (g) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. Where any Ordinary Shares are held by the Depository Trust Company or any person who operates a clearing system or issues depositary receipts (or their nominees) and/or a nominee, custodian or trustee for any person, that person shall (unless the context requires otherwise) be treated for the purposes of this Agreement as the holder of those shares and references to shares being “held by” a person, to a person “holding” shares or to a person who “holds” any such shares, or equivalent formulations, shall be construed accordingly. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

11.7    Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

11.8    Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Section 6 and Section 7 hereof.

11.9    Obligations of the Holders. The obligations of each Holder under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and each Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

11.7    Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Sections 4, 6, 7, 9, 10 and 11 hereof shall survive any termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY

PRENETICS GLOBAL LIMITED

[By:/s/ Danny Yeung
Name:Danny Yeung
Title: Director]

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Holder:

[●]

By:/s/
Name:
Title:

Address for Notices:

[●]

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Holder:

[●]

By:/s/
Name:
Title:

Address for Notices:

[●]

[Signature Page to Registration Rights Agreement]

SCHEDULE 3

Nomination Right Letter

[*], 2023

Lo Yuk Ming Dennis

Flat 8B, Highview,

1A Cox’s Road,

Kowloon, Hong Kong

Re:    Nomination Right Letter

Dear Professor Lo,

This letter will confirm our agreement that, pursuant to the share sale agreement between Prenetics Global Limited (the “Company”), Lo Yuk Ming Dennis (“you”) and Chan Kwan Chee dated 25 June 2023 (the “Share Sale Agreement”), and for the consideration set out therein, you will be entitled to the following rights:

1.

For so long as you directly or indirectly own any class A or class B ordinary shares of the Company, which together with the direct or indirect shareholding in the Company of Chan Kwan Chee would in aggregate count to at least 3% of the entire issued and outstanding share capital of the Company, you shall have the right, but not the obligation, to nominate (the “Nomination”) one director (the “Nominee”, the first such Nominee shall be Chan Kwan Chee) to the board of directors of the Company (the “Board”), and (i) the Company shall use its best efforts to cause the Board, whether acting through a committee of the Board or otherwise, to appoint the Nominee as a director of the Board, or, where necessary, to recommend the Nominee to the shareholders of the Company for election as a director of the Board at any annual or special meeting of the shareholders of the Company, and (ii) Danny Sheng Wu Yeung, being the majority shareholder of the Company (“Mr. Yeung”), shall procure the passing of the relevant resolutions to approve the Nomination within 30 days of the Nomination being made by you.

2.

In addition, you shall be entitled by like means, to the exclusion of all others, to demand the removal of the Nominee and to fill any vacancy called by the resignation, death or removal of any Nominee, and the Company and Mr. Yeung shall use their best efforts to procure such removal in the like means as in the above paragraph 1, within 30 days of the demand for removal being made by you.

3.

Upon appointment as director of the Board, the Nominee shall have the same rights as other directors of the Board as set out in the Company’s amended memorandum and articles of association in force and under applicable laws and regulations. The Nominee shall be indemnified by the Company for losses arising out of serving in any and all such capacities on the terms and conditions no less favourable than is currently provided to any other director of the Company.

4.	This letter is governed by the laws in force in Hong Kong.

SCHEDULE 3

5.

The parties agree to negotiate in good faith to resolve any dispute between them regarding this agreement. In the event the negotiations cannot resolve any such dispute between the parties within thirty (30) days, such dispute shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b). The seat of arbitration shall be Hong Kong. There shall be one (1) arbitrator jointly nominated by the parties, who shall be qualified to practice the laws of the Hong Kong. In the event that the parties cannot jointly agree on an arbitrator, the HKIAC shall appoint an arbitrator. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto.

Yours sincerely,

For and on behalf of Prenetics Global Limited

Name: Title:

Majority Shareholder of Prenetics Global Limited

Danny Sheng Wu Yeung

Agreed and acknowledged by

Lo Yuk Ming Dennis

SCHEDULE 3

EXECUTED as an agreement

SIGNING PAGE

DATED:

VENDORS

SIGNED by LO YUK MING DENNIS in the presence of: /s/ Dieter Yih Signature of witness DIETER YIH Name of witness (block letters) Address of witness	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Lo Yuk Ming Dennis

Signature Page to Share Sale Agreement

SIGNED by CHAN KWAN CHEE in the presence of: /s/ Dieter Yih Signature of witness DIETER YIH Name of witness (block letters) Address of witness	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Chan Kwan Chee

Signature Page to Share Sale Agreement

PURCHASER

SIGNED by for and on behalf of PRENETICS GLOBAL LIMITED in the presence of: /s/ Stephen Lo Signature of witness STEPHEN H.C. LO Name of witness (block letters) Address of witness	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Danny Yeung By executing this agreement, the signatory warrants that the signatory is duly authorised to execute this agreement for and on behalf of PRENETICS GLOBAL LIMITED

Signature Page to Share Sale Agreement